Exhibit 32.1

THE ADVISORY BOARD COMPANY

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of The Advisory Board Company (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Frank J. Williams
Frank J. Williams
Chief Executive Officer (Principal Executive Officer) and Director

Dated: February 12, 2004